                                                                  EXECUTION COPY

                          REGISTRATION RIGHTS AGREEMENT

                          DATED AS OF FEBRUARY 13, 2004

                                  BY AND AMONG

                               ORMAT FUNDING CORP.
                              BRADY POWER PARTNERS
                            STEAMBOAT GEOTHERMAL LLC
                           STEAMBOAT DEVELOPMENT CORP.
                                 ORMAMMOTH INC.
                                   ORNI 1 LLC
                                   ORNI 2 LLC
                                   ORNI 7 LLC

                                       AND

                              LEHMAN BROTHERS INC.

          This Registration Rights Agreement (this "AGREEMENT") is dated as of
February 13, 2004, by and among Ormat Funding Corp., a Delaware corporation (the
"COMPANY"), the subsidiaries of the Company listed on Schedule A attached hereto
(the "GUARANTORS"), and Lehman Brothers Inc. (the "INITIAL PURCHASER"). The
Initial Purchaser has agreed to purchase the Company's 8 1/4% Senior Secured
Notes due 2020 (the "NOTES") pursuant to the Purchase Agreement (as defined below).

          This Agreement is made pursuant to the Purchase Agreement, dated
February 6, 2004 (the "PURCHASE AGREEMENT"), by and among the Company, the
Guarantors and the Initial Purchaser. In order to induce the Initial Purchaser to purchase the Notes, the Company and the Guarantors have agreed to provide the registration rights set forth in this Agreement. The execution and delivery of this Agreement is a condition to the obligations of the Initial Purchaser set forth in Section 3 of the Purchase Agreement. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to them in the Indenture, dated the Closing Date (the "INDENTURE"), among the Company, the Guarantors and
Union Bank of California, N.A., as Trustee (the "TRUSTEE"), relating to the
Notes and the Exchange Notes (as defined below).

          The parties hereby agree as follows:

SECTION 1. DEFINITIONS

          As used in this Agreement, the following capitalized terms shall have the following meanings:

          ACT: The U.S. Securities Act of 1933, as amended.

          AFFILIATE: As defined in Rule 144 of the Act.

          BLACKOUT PERIOD: As defined in Section 5 hereof.

          BROKER-DEALER: Any broker or dealer registered under the Exchange Act.

          CERTIFICATED SECURITIES: Definitive Notes, as defined in the
Indenture.

          CLOSING DATE: The date of this Agreement.

          COMMISSION: The United States Securities and Exchange Commission.

          CONSUMMATE: An Exchange Offer shall be deemed "Consummated" for purposes of this Agreement upon the occurrence of (a) the filing and effectiveness under the Act of the Exchange Offer Registration Statement relating to the Exchange Notes to be issued in the Exchange Offer, (b) the maintenance of such Exchange Offer Registration Statement continuously effective and the keeping of the Exchange Offer open for a period not less than the period required pursuant to Section 3(b) hereof and (c) the delivery by the
Company to the Registrar under the Indenture of Exchange Notes in the same aggregate principal amount as the aggregate principal amount of Notes tendered by Holders thereof pursuant to the Exchange Offer.

          CONSUMMATION DEADLINE: As defined in Section 3(b) hereof.

          EFFECTIVENESS DEADLINE: As defined in Section 4(a) hereof.

          EXCHANGE ACT: The United States Securities Exchange Act of 1934, as
amended.

          EXCHANGE NOTES: The Company's 8 1/4 % Senior Secured Notes due 2020,
registered under the Act, to be issued pursuant to the Indenture (a) in the
Exchange Offer or (b) as contemplated by Section 4 hereof.

          EXCHANGE OFFER: The exchange and issuance by the Company of a principal amount of Exchange Notes (which shall be registered pursuant to the
Exchange Offer Registration Statement) equal to the outstanding principal amount of Notes that are tendered by such Holders in connection with such exchange and issuance.

          EXCHANGE OFFER REGISTRATION STATEMENT: The Registration Statement
relating to the Exchange Offer, including the related Prospectus.

          EXEMPT RESALES: The transactions in which the Initial Purchaser proposes to sell the Notes (i) to certain "qualified institutional buyers," as such term is defined in Rule 144A under the Act and (ii) pursuant to Regulation
S under the Act.

          GUARANTEES: The guarantees of the Notes and Exchange Notes of the
Guarantors under the Indenture, as amended from time to time.

          HOLDERS: As defined in Section 2 hereof.

          INTEREST PAYMENT DATE: As defined in the Notes and the Exchange Notes.

          PERSON: As defined in the Indenture.

          PROSPECTUS: The prospectus included in a Registration Statement at the time such Registration Statement is declared effective, as amended or supplemented by any prospectus supplement and by all other amendments thereto, including post-effective amendments, and all material incorporated by reference into such Prospectus.

          RECOMMENCEMENT DATE: As defined in Section 6(e) hereof.

          REGISTRATION DEFAULT: As defined in Section 5 hereof.

          REGISTRATION STATEMENT: Any registration statement of the Company and the Guarantors relating to (a) an offering of Exchange Notes and related
Guarantees pursuant to an Exchange Offer or (b) the registration for resale of
Transfer Restricted Securities pursuant to the Shelf Registration Statement, in each case (i) that is filed pursuant to the provisions of this Agreement and
(ii) including the Prospectus included therein, all amendments and supplements thereto (including post-effective amendments) and all exhibits and material incorporated by reference therein.

          REGULATION S: Regulation S promulgated under the Act.

          RULE 144: Rule 144 promulgated under the Act.

          SHELF REGISTRATION STATEMENT: As defined in Section 4(a) hereof.

          SUSPENSION NOTICE: As defined in Section 6(e) hereof.

          TIA: The United States Trust Indenture Act of 1939 (15 U.S.C. Section
77aaa-77bbbb) as in effect on the date of the Indenture.

          TRANSFER RESTRICTED SECURITIES: (a) Each Note, and the related
Guarantees, until the earliest to occur of (i) the date on which such Note has been exchanged by a Person other than a Broker-Dealer for an Exchange Note in the Exchange Offer and is entitled to be resold to the public by such Person without complying with the prospectus delivery requirements of the Act, (ii) the date on which such Note has been effectively registered under the Act and disposed of in accordance with the Shelf Registration Statement, or (iii) the date on which such Note is eligible to be distributed to the public pursuant to
Rule 144(k) under the Act, and (b) each Exchange Note and the related Guarantees acquired by a Broker-Dealer in the Exchange Offer of a Note for such Exchange
Note, until the date on which such Exchange Note is sold to a purchaser who receives from such Broker-Dealer on or prior to the date of such sale a copy of the Prospectus contained in the Exchange Offer Registration Statement.

SECTION 2. HOLDERS

          A Person is deemed to be a holder of Transfer Restricted Securities
(each, a "HOLDER") whenever such Person owns Transfer Restricted Securities.

SECTION 3. REGISTERED EXCHANGE OFFER

          (a) Unless the Exchange Offer shall not be permitted by applicable federal law (after the procedures set forth in Section 6(a)(i) below have been complied with), the Company and the Guarantors shall (i) cause the Exchange
Offer Registration Statement to be filed with the Commission as soon as practicable after the Closing Date, (ii) use their commercially reasonable efforts to cause such Exchange Offer Registration Statement to become effective as soon as practicable after filing, (iii) in connection with the foregoing, (A) file all pre-effective amendments to such Exchange Offer
Registration Statement as may be necessary in order to cause it to become effective, (B) file, if applicable, a post-effective amendment to such Exchange
Offer Registration Statement pursuant to Rule 430A under the Act and (C) cause all necessary filings, if any, in connection with the registration and qualification of the Exchange Notes to be made under the Blue Sky laws of such jurisdictions as are necessary to permit Consummation of the Exchange Offer, and
(iv) upon the effectiveness of such Exchange Offer Registration Statement, commence and Consummate the Exchange Offer. The Exchange Offer shall be on the appropriate form permitting (I) registration of the Exchange Notes to be offered in exchange for the Notes that are Transfer Restricted Securities and (II)
resales of Exchange Notes by Broker-Dealers that tendered into the Exchange
Offer Notes that such Broker-Dealer acquired for its own account as a result of market making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) as contemplated by Section
3(c) below.

          (b) The Company and the Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer Registration Statement to be effective continuously, and shall keep the Exchange Offer open for a period of not less than the minimum period required under applicable federal and state securities laws to Consummate the Exchange Offer; provided, however, that in no event shall such period be less than 20 business days. The Company and the
Guarantors shall cause the Exchange Offer to comply with all applicable federal and state securities laws. No securities other than the Exchange Notes and related Guarantees shall be included in the Exchange Offer Registration
Statement. The Company and the Guarantors shall use their commercially reasonable efforts to cause the Exchange Offer to be Consummated on or prior to the date that is 330 days after the Closing Date (the "CONSUMMATION DEADLINE").

          (c) The Company and the Guarantors shall include a "Plan of
Distribution" section in the Prospectus contained in the Exchange Offer
Registration Statement and indicate therein that any Broker-Dealer who holds
Transfer Restricted Securities that were acquired for the account of such
Broker-Dealer as a result of market-making activities or other trading activities (other than Notes acquired directly from the Company or any Affiliate of the Company), may exchange such Transfer Restricted Securities pursuant to the Exchange Offer. Such "Plan of Distribution" section shall also contain all other information with respect to such sales by such Broker-Dealers that the
Commission may require in order to permit such sales pursuant thereto, but such
"Plan of Distribution" shall not name any such Broker-Dealer or disclose the amount of Transfer Restricted Securities held by any such Broker-Dealer, except to the extent required by the Commission as a result of a change in policy, rules or regulations after the date of this Agreement.

          Because such Broker-Dealer may be deemed to be an "underwriter" within the meaning of the Act and must, therefore, deliver a prospectus meeting the requirements of the Act in connection with its initial sale of any Exchange
Notes received by such Broker-Dealer in the Exchange Offer, the Company and the
Guarantors shall permit the use of the Prospectus contained in the Exchange
Offer Registration Statement by such Broker-Dealer to satisfy such prospectus delivery requirement. To the extent necessary to ensure that the prospectus contained in the Exchange Offer Registration Statement is available for sales of Exchange Notes by Broker-Dealers, the Company and the Guarantors
agree to use their commercially reasonable efforts to keep the Exchange Offer
Registration Statement continuously effective, supplemented, amended and current as required by and subject to the provisions of Section 6(a) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of 180 days from the date on which the Exchange Offer Registration
Statement is declared effective or such shorter period as will terminate when all Transfer Restricted Securities covered by such Registration Statement have been sold pursuant thereto or are no longer outstanding. The Company shall provide sufficient copies of the latest version of such Prospectus to such
Broker-Dealers, promptly upon request at any time during such one-year period in order to facilitate resales.

SECTION 4. SHELF REGISTRATION

          (a) Shelf Registration. If (i) the Company and the Guarantors are not
(A) required to file the Exchange Offer Registration Statement or (B) the
Exchange Offer is not permitted by applicable law or Commission policy (after the Company and the Guarantors have complied with the procedures set forth in
Section 6(a)(i) hereof) or (ii) if any Holder of Transfer Restricted Securities
shall notify the Company prior to the 20th day following the Consummation of the
Exchange Offer that (x) such Holder was prohibited by applicable law or
Commission policy from participating in the Exchange Offer or (y) such Holder may not resell the Exchange Notes acquired by it in the Exchange Offer to the public without delivering a prospectus and the Prospectus contained in the
Exchange Offer Registration Statement is not appropriate or available for such resales by such Holder or (z) such Holder is a Broker-Dealer and holds Notes acquired directly from the Company or any of its Affiliates, then the Company and the Guarantors shall:

          (I) use their commercially reasonable efforts to cause to be filed on or prior to 45 days after the earlier of (x) the date on which the Company determines that the Exchange Offer Registration Statement cannot be filed as a result of clause (a)(i) of this Section and (y) the date on which the Company receives the notice specified in clause (a)(ii) of this Section (such earlier date, the "FILING DEADLINE"), a shelf registration statement pursuant to Rule
415 under the Act (which may be an amendment to the Exchange Offer Registration
Statement (the "SHELF REGISTRATION STATEMENT")), relating to all Transfer
Restricted Securities; and

          (II) use their commercially reasonable efforts to cause such Shelf
Registration Statement to become effective as soon as practicable after filing, but in no event later than on or prior to the later of (A) 330 days after the
Closing Date or (B) 90 days after the Filing Deadline for the Shelf Registration
Statement (such later date, the "EFFECTIVENESS DEADLINE").

          If, after the Company and the Guarantors have filed an Exchange Offer
Registration Statement that satisfies the requirements of Section 3(a) above, the Company and the Guarantors are required to file and make effective a Shelf
Registration Statement solely

because the Exchange Offer is not permitted under applicable federal law (i.e., clause (a)(i) of this Section), then the filing of the Exchange Offer
Registration Statement shall be deemed to satisfy the requirements of clause (I)
above; provided that, in such event, the Company and the Guarantors shall remain obligated to meet the Effectiveness Deadline set forth in clause (II) above.

          To the extent necessary to ensure that the Shelf Registration
Statement is available for sales of Transfer Restricted Securities by the
Holders thereof entitled to the benefit of this Section 4(a) and the other securities required to be registered therein pursuant to Section 6(b)(ii)
hereof, the Company and the Guarantors shall use their commercially reasonable efforts to keep any Shelf Registration Statement required by this Section 4(a)
continuously effective, supplemented, amended and current as required by and subject to the provisions of Sections 6(b) and (c) hereof and in conformity with the requirements of this Agreement, the Act and the policies, rules and regulations of the Commission as announced from time to time, for a period of at least two years (as extended pursuant to Section 6(c)(i) hereof) following the
Closing Date, or such shorter period as will terminate when all Transfer
Restricted Securities covered by such Shelf Registration Statement have been sold pursuant thereto or are no longer outstanding.

          (b) Provision by Holders of Certain Information in Connection with the
Shelf Registration Statement. No Holder of Transfer Restricted Securities may
include any of its Transfer Restricted Securities in any Shelf Registration
Statement pursuant to this Agreement unless and until such Holder furnishes to the Company in writing, within 20 days after receipt of a request therefor, such information as the Company may reasonably request in connection with any Shelf
Registration Statement or Prospectus or preliminary Prospectus included therein, including, but not limited to, the information specified in Item 507 or 508 of
Regulation S-K, as applicable, of the Act for use in connection with any Shelf
Registration Statement or Prospectus or preliminary Prospectus included therein.
No Holder of Transfer Restricted Securities shall be entitled to liquidated damages pursuant to Section 5 hereof unless and until such Holder shall have provided all such information. By its acceptance of Transfer Restricted
Securities, each Holder agrees to promptly furnish additional information required to be disclosed in order to make the information previously furnished to the Company by such Holder not materially misleading.

SECTION 5. LIQUIDATED DAMAGES

          If (a) the Shelf Registration Statement, to the extent required hereby, has not been declared effective by the Commission on or prior to the
Effectiveness Deadline, (b) the Exchange Offer has not been Consummated on or prior to the Consummation Deadline or (c) any Registration Statement required by this Agreement is filed and declared effective but shall thereafter cease to be effective or fail to be usable for its intended purpose without being succeeded within two business days by a post-effective amendment to such Registration
Statement that cures such failure and that is itself declared effective within five business days of filing such post-effective amendment to such Registration
Statement, except in the case of this clause (c) under the circumstances set forth in the following paragraph (each such event referred

to in clauses (a) through (c), a "REGISTRATION DEFAULT"); then the Company and the Guarantors hereby jointly and severally agree to pay to each Holder of Notes affected thereby, liquidated damages with respect to the first 90-day period immediately following the occurrence of the first Registration Default in an amount equal to $.05 per week per $1,000 principal amount of Notes. The amount of the Liquidated Damages will increase by an additional $.05 per week per
$1,000 principal amount of Notes with respect to each subsequent 90-day period until all Registration Defaults have been cured, up to a maximum amount of
Liquidated Damages for all Registration Defaults of $.50 per week per $1,000 principal amount of Notes provided that the Company and the Guarantors shall in no event be required to pay Liquidated Damages for more than one Registration
Default at any given time. Notwithstanding anything to the contrary set forth herein, (i) upon the effectiveness of the Shelf Registration Statement, in the case of (a) above, (ii) upon Consummation of the Exchange Offer, in the case of
(b) above, or (iii) upon the filing of a post-effective amendment to the
Registration Statement or an additional Registration Statement that causes the
Exchange Offer Registration Statement (and/or, if applicable, the Shelf
Registration Statement) to again be declared effective or made usable, in the case of (c) above, the liquidated damages payable with respect to the Transfer
Restricted Securities as a result of such clause (a), (b) or (c), as applicable, shall cease to accrue, but all accrued and unpaid liquidated damages shall continue to be payable.

          A Registration Default referred to in clause (c) above shall be deemed not to have occurred and be continuing in respect of a Registration Statement or the related Prospectus if (A) such period of time during which any Registration
Statement is not effective or any such Registration Statement or the related
Prospectus is not useable ( the "BLACKOUT PERIOD") occurred solely as a result of (x) the filing of a post-effective amendment to such Registration Statement to incorporate annual audited financial information with respect to the Company and the Guarantors where such post-effective amendment is not yet effective and needs to be declared effective to permit Holders to use the related Prospectus or (y) the occurrence of other material events with respect to the Company and the Guarantors that would need to be described in such Registration Statement or the related Prospectus and (B) in the case of clause (y), the Company and the
Guarantors are proceeding promptly and in good faith to amend or supplement
(including by way of filing documents under the Exchange Act which are incorporated by reference into the Registration Statement) such Registration
Statement and the related Prospectus to describe such events; provided, however, that in the event a Blackout Period occurs for a continuous period in excess of
30 days, a Registration Default shall be deemed to have occurred on the 31st day of such Blackout Period and liquidated damages shall be payable in accordance with the above paragraph from the day such Registration Default occurs until such Registration Default is cured or until the Company and the Guarantors are no longer required pursuant to this Agreement to keep such Registration
Statement effective or such Registration Statement or the related Prospectus usable; provided, further, that in no event shall the total of all Blackout
Periods exceed 60 days in the aggregate for any 12-month period.

          All accrued liquidated damages shall be paid to the Holders entitled thereto, in the manner provided for the payment of interest in the Indenture, on each Interest Payment Date, as more fully set forth in the Indenture, the Notes and the Exchange Notes. Notwithstanding the

fact that any securities for which liquidated damages are due cease to be
Transfer Restricted Securities, all obligations of the Company and the
Guarantors to pay liquidated damages with respect to securities shall survive until (i) an Exchange Offer has been consummated or (ii) a Shelf Registration
Statement has become effective and Holders are permitted to sell Notes thereunder in such manner and for such periods as are set forth in Section 4 hereof.

SECTION 6. REGISTRATION PROCEDURES

          (a) Exchange Offer Registration Statement. In connection with the
Exchange Offer, the Company and the Guarantors shall (i) comply with all applicable provisions of Section 6(c) below, (ii) use their commercially reasonable efforts to effect such exchange and to permit the resale of Exchange
Notes by any Broker-Dealer that tendered Notes in the Exchange Offer that such
Broker-Dealer acquired for its own account as a result of its market making activities or other trading activities (other than Notes acquired directly from the Company or any of its Affiliates) being sold in accordance with the intended method or methods of distribution thereof, and (iii) comply with all of the following provisions:

          (A) If, following the date hereof there has been announced a change in
     Commission policy with respect to exchange offers such as the Exchange
     Offer, that in the reasonable opinion of counsel to the Company raises a question as to whether the Exchange Offer is permitted by applicable federal law, the Company and the Guarantors hereby agree to seek a no-action letter or other favorable decision from the Commission allowing the Company and the Guarantors to Consummate an Exchange Offer for such
     Transfer Restricted Securities. The Company and the Guarantors hereby agree to pursue the issuance of such a decision to the Commission staff level, but shall not be required to take commercially unreasonable action to effect a change of Commission policy. Notwithstanding the foregoing, the
     Company and the Guarantors hereby agree to take all such other actions as may be requested by the Commission or otherwise required in connection with the issuance of such decision, including without limitation (I)
     participating in telephonic conferences with the Commission staff, (II)
     delivering to the Commission staff an analysis prepared by counsel to the
     Company setting forth the legal bases, if any, upon which such counsel has concluded that such an Exchange Offer should be permitted and (III)
     diligently pursuing a resolution (which need not be favorable) by the
     Commission staff.

          (B) As a condition to its participation in the Exchange Offer, each
     Holder of Transfer Restricted Securities (including, without limitation, any Holder who is a Broker-Dealer) shall furnish, upon the request of the
     Company, prior to the Consummation of the Exchange Offer, a written representation to the Company and the Guarantors (which may be contained in the letter of transmittal contemplated by the Exchange Offer Registration
     Statement) to the effect that (I) it is not an Affiliate of the Company,
     (II) it is not engaged in, and does not intend to engage in, and has no arrangement or understanding with any person to participate in, a distribution of the Exchange Notes to be issued in the Exchange Offer,
     (III) it is acquiring the Exchange Notes in its ordinary course of business
     and

     (IV) if such Holder is a Broker-Dealer, that it will receive Exchange Notes for its own account in exchange for Notes that were acquired as a result of market-making activities or other trading activities and that it will deliver a Prospectus in connection with any resale of such Exchange Notes.
     Each Holder shall be required to make such other representations as may be reasonably necessary under applicable Commission rules, regulations or interpretations to render the use of Form S-4 or another appropriate form under the Act available and will be required to agree to comply with their agreements and covenants set forth in this Agreement. Each Holder using the
     Exchange Offer to participate in a distribution of the Exchange Notes will be required to acknowledge and agree that, if the resales are of Exchange
     Notes obtained by such Holder in exchange for Notes acquired directly from the Company or an Affiliate thereof, it (1) could not, under Commission policy as in effect on the date of this Agreement, rely on the position of the Commission enunciated in Morgan Stanley and Co., Inc. (available June
     5, 1991) and Exxon Capital Holdings Corporation (available May 13, 1988), as interpreted in the Commission's letter to Shearman & Sterling dated July
     2, 1993, and similar no-action letters (including, if applicable, any no-action letter obtained pursuant to clause (A) above), and (2) must comply with the registration and prospectus delivery requirements of the
     Act in connection with a secondary resale transaction and that such a secondary resale transaction must be covered by an effective Registration
     Statement containing the selling security holder information required by
     Item 507 or 508, as applicable, of Regulation S-K.

          (C) Prior to effectiveness of the Exchange Offer Registration
     Statement, the Company and the Guarantors shall provide a supplemental letter to the Commission (I) stating that the Company and the Guarantors are registering the Exchange Offer in reliance on the position of the
     Commission enunciated in Exxon Capital Holdings Corporation (available May
     13, 1988), Morgan Stanley and Co., Inc. (available June 5, 1991) as interpreted in the Commission's letter to Shearman & Sterling dated July 2,
     1993, and, if applicable, any no-action letter obtained pursuant to clause
     (A) above, (II) including a representation that neither the Company nor any
     Guarantor has entered into any arrangement or understanding with any Person to distribute the Exchange Notes to be received in the Exchange Offer and that, to the best of the Company's and each Guarantor's information and belief, each Holder participating in the Exchange Offer is acquiring the
     Exchange Notes in its ordinary course of business and has no arrangement or understanding with any Person to participate in the distribution of the
     Exchange Notes received in the Exchange Offer and (III) any other undertaking or representation required by the Commission as set forth in any no-action letter obtained pursuant to clause (A) above, if applicable.

          (b) Shelf Registration Statement. In connection with the Shelf
Registration Statement, the Company and the Guarantors shall:

               (i) comply with all the provisions of Section 6(c) and (d) below and use their commercially reasonable efforts to effect such registration to permit the sale of the

Transfer Restricted Securities being sold in accordance with the intended method or methods of distribution thereof (as indicated in the information furnished to the Company pursuant to Section 4(b) hereof), and pursuant thereto the Company and the Guarantors will prepare and file with the Commission a Registration
Statement relating to the registration on any appropriate form under the Act, which form shall be available for the sale of the Transfer Restricted Securities in accordance with the intended method or methods of distribution thereof within the time periods and otherwise in accordance with the provisions hereof; and

               (ii) issue, upon the request of any Holder or purchaser of Notes covered by any Shelf Registration Statement contemplated by this Agreement,
Exchange Notes having an aggregate principal amount equal to the aggregate principal amount of Notes sold pursuant to the Shelf Registration Statement and surrendered to the Company for cancellation; the Company and the Guarantors shall register Exchange Notes and the related Guarantees on the Shelf
Registration Statement for this purpose and issue the Exchange Notes to the purchaser(s) of securities subject to the Shelf Registration Statement in the names as such purchaser(s) shall designate.

          (c) General Provisions. In connection with any Registration Statement and any related Prospectus required by this Agreement, the Company and the
Guarantors shall:

               (i) use their commercially reasonable efforts to keep such
Registration Statement continuously effective and provide all requisite financial statements for the period specified in Section 3 or 4 hereof, as applicable. Upon the occurrence of any event that would cause any such
Registration Statement or the Prospectus contained therein (A) to contain an untrue statement of material fact or omit to state any material fact necessary to make the statements therein not misleading or (B) not to be effective and usable for resale of Transfer Restricted Securities during the period required by this Agreement, the Company and the Guarantors shall file promptly an appropriate amendment to such Registration Statement curing such defect, and, if
Commission review is required, use their commercially reasonable efforts to cause such amendment to be declared effective as soon as practicable. If at any time the Commission shall issue any stop order suspending the effectiveness of any Registration Statement, or any state securities commission or other regulatory authority shall issue an order suspending the qualification or exemption from qualification of the Transfer Restricted Securities under state securities or Blue Sky laws, the Company and the Guarantors shall use their commercially reasonable efforts to obtain the withdrawal or lifting of such order as soon as practicable;

               (ii) use their commercially reasonable efforts to prepare and file with the Commission such amendments and post-effective amendments to the applicable Registration Statement as may be necessary to keep such Registration
Statement effective for the applicable period set forth in Section 3 or 4 hereof, as the case may be; cause the Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to
Rule 424 under the Act, and to comply fully with Rules 424, 430A and 462, as applicable, under the Act in a timely manner, and comply with the provisions of the Act with

                                       10

respect to the disposition of all securities covered by such Registration
Statement during the applicable period in accordance with the intended method or methods of distribution by the sellers thereof set forth in such Registration
Statement or supplement to the Prospectus;

               (iii) in connection with any sale of Transfer Restricted
Securities that will result in such securities no longer being Transfer
Restricted Securities, cooperate with the Holders to facilitate the timely preparation and delivery of certificates representing Transfer Restricted
Securities to be sold and not bearing any restrictive legends; and enable such
Transfer Restricted Securities to be registered in such denominations and such names as the selling Holders may request at least two business days prior to such sale of Transfer Restricted Securities;

               (iv) use their commercially reasonable efforts to cause the disposition of the Transfer Restricted Securities covered by the Registration
Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof to consummate the disposition of such Transfer Restricted Securities; provided, however, that neither the Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the
Registration Statement, in any jurisdiction where it is not now so subject;

               (v) provide a CUSIP number for all Transfer Restricted Securities not later than the effective date of a Registration Statement covering such
Transfer Restricted Securities and provide the Trustee under the Indenture with certificates for the Transfer Restricted Securities which are in a form eligible for deposit with The Depository Trust Company;

               (vi) otherwise use their commercially reasonable efforts to comply with all applicable rules and regulations of the Commission, and make generally available to its security holders with regard to any applicable
Registration Statement, as soon as practicable, a consolidated earnings statement meeting the requirements of Rule 158 (which need not be audited)
covering a twelve-month period beginning with the first month of the Company's first fiscal quarter commencing after the effective date of the Registration
Statement (as such term is defined in paragraph (c) of Rule 158 under the Act);
and

               (vii) use their commercially reasonable efforts to cause the
Indenture to be qualified under the TIA not later than the effective date of the first Registration Statement required by this Agreement and, in connection therewith, cooperate with the Trustee and the Holders to effect such changes to the Indenture as may be required for such Indenture to be so qualified in accordance with the terms of the TIA; and execute and use their commercially reasonable efforts to cause the Trustee to execute, all documents that may be required to effect such changes and all other forms and documents required to be filed with the Commission to enable such Indenture to be so qualified in a timely manner.

                                       11

          (d) Additional Provisions Applicable to Shelf Registration Statements
and Certain Exchange Offer Prospectuses. In connection with (i) each Shelf
Registration Statement, and (2) each Exchange Offer Registration Statement if and to the extent that the Initial Purchaser has notified the Company that it is a holder of Exchange Notes that are Transfer Restricted Securities (for so long as such Exchange Notes are Transfer Restricted Securities or for the period provided in Section 3 hereof, whichever is shorter); the Company and the
Guarantors shall:

               (i) advise each Holder promptly and, if requested by such Holder, confirm such advice in writing, (A) when the Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to any applicable Registration Statement or any post-effective amendment thereto, when the same has become effective, (B) of any request by the Commission for amendments to the Registration Statement or amendments or supplements to the
Prospectus or for additional information relating thereto, (C) of the issuance by the Commission of any stop order suspending the effectiveness of the
Registration Statement under the Act or of the suspension by any state securities commission of the qualification of the Transfer Restricted Securities for offering or sale in any jurisdiction, or the initiation of any proceeding for any of the preceding purposes, (D) of the existence of any fact or the happening of any event that makes any statement of a material fact made in the
Registration Statement, the Prospectus, any amendment or supplement thereto or any document incorporated by reference therein untrue, or that requires the making of any additions to or changes in the Registration Statement in order to make the statements therein not misleading, or that requires the making of any additions to or changes in the Prospectus in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (ii) if any fact or event contemplated by Section 6(d)(i)(D)
above shall exist or have occurred, use their commercially reasonable efforts to prepare a supplement or post-effective amendment to the Registration Statement or related Prospectus or any document incorporated therein by reference or file any other required document so that, as thereafter delivered to the purchasers of Transfer Restricted Securities, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading;

               (iii) furnish to each Holder in connection with such exchange or sale, if any (or, in connection with any Exchange Offer Registration Statement, furnish to counsel for the Initial Purchaser), before filing with the
Commission, copies of any Registration Statement or any Prospectus included therein (except the Prospectus included in the Exchange Offer Registration
Statement at the time it was declared effective) or any amendments or supplements to any such Registration Statement or Prospectus (but excluding any documents incorporated by reference as a result of the Company's or the
Guarantors' periodic reporting requirements under the Exchange Act), which documents will be subject to the review and comment of such Holders (and counsel, as the case may be) in connection with such sale, if any, for a period of at least four business days, and the Company will not file any such
Registration Statement or Prospectus or

                                       12

any amendment or supplement to any such Registration Statement or Prospectus
(excluding all such documents incorporated by reference as a result of the
Company's or the Guarantors' periodic reporting requirements under the Exchange
Act) to which such Holders (or counsel, as the case may be) shall reasonably object within five business days after the receipt thereof. A Holder shall be deemed to have reasonably objected to such filing if such Registration
Statement, amendment, Prospectus or supplement, as applicable, as proposed to be filed, contains an untrue statement of a material fact or omits to state any material fact necessary to make the statements therein not misleading or fails to comply with the applicable requirements of the Act;

               (iv) prior to the filing of any document that is to be
incorporated by reference into a Registration Statement or Prospectus, provide copies of such document to each Holder (or, in connection with any Exchange
Offer Registration Statement, furnish to counsel for the Initial Purchaser) in connection with such exchange or sale, if any, make the Company's and the
Guarantors' representatives available for discussion of such document and other customary due diligence matters, and include such information in such document prior to the filing thereof as such Holders (and counsel, as the case may be)
may reasonably request;

               (v) make available, at reasonable times, for inspection by a representative of the Holders of Transfer Restricted Securities who is
reasonably acceptable to the Company in connection with any Shelf Registration
Statement and any attorney or accountant retained by such Holders in connection with any Shelf Registration Statement or Exchange Offer Registration Statement,
all relevant financial and other records, pertinent corporate documents of the
Company and the Guarantors and cause the Company's and the Guarantors' officers, directors and employees to supply all information reasonably requested by any such Holder, attorney or accountant in connection with such Registration
Statement or any post-effective amendment thereto subsequent to the filing thereof and prior to its effectiveness; provided, however, that the foregoing inspection and information gathering (A) shall be coordinated on behalf of the selling Holders, underwriters or any representative thereof by one counsel, who shall be Milbank, Tweed, Hadley & McCloy LLP or such other counsel as may be chosen by the Holders of a majority in principal amount of Transfer Restricted
Securities, and (B) shall not be available to any such Holder who does not agree to hold such information in confidence;

               (vi) if requested by any Holders (or, in connection with any
Exchange Offer Registration Statement, the Initial Purchaser and its counsel) in connection with such exchange or sale, use their commercially reasonable efforts to include promptly in any Registration Statement or Prospectus, pursuant to a supplement or post-effective amendment if necessary, such information as such
Holders may reasonably request to have included therein, including, without limitation, information relating to the "Plan of Distribution" of the Transfer
Restricted Securities; and make all required filings of such Prospectus supplement or post-effective amendment as soon as practicable after the Company is notified of the matters to be included in such Prospectus supplement or post-effective amendment;

                                       13

               (vii) furnish to each Holder (or, in connection with any Exchange
Offer Registration Statement, counsel for the Initial Purchaser) in connection with such exchange or sale without charge, at least one copy of the Registration
Statement, as first filed with the Commission, and of each amendment thereto, and upon request all documents incorporated by reference therein and all exhibits (including exhibits incorporated therein by reference);

               (viii) deliver to each Holder (or, in connection with any
Exchange Offer Registration Statement, the Initial Purchaser and their counsel)
without charge, as many copies of the Prospectus (including each preliminary prospectus) and any amendment or supplement thereto as such Holder (or, in connection with any Exchange Offer Registration Statement, the Initial Purchaser
and their counsel) reasonably may request; the Company and the Guarantors hereby consent to the use (in accordance with law) of the Prospectus and any amendment or supplement thereto by each selling Holder in connection with the offering and the sale of the Transfer Restricted Securities covered by the Prospectus or any amendment or supplement thereto; provided that such use of the Prospectus and any amendment or supplement thereto and such offering and sale conforms to the
Plan of Distribution set forth in the Prospectus and complies with the terms of this Agreement and all applicable laws and regulations thereunder;

               (ix) upon the request of any Holder in connection with any Shelf
Registration Statement, enter into such customary agreements (including an underwriting agreement) and make such customary representations and warranties and take all such other customary actions in connection therewith in order to expedite or facilitate the disposition of the Transfer Restricted Securities pursuant to any applicable Registration Statement contemplated by this Agreement as may be reasonably requested by any Holder in connection with any sale or resale pursuant to any applicable Registration Statement. In such connection, the Company and the Guarantors shall have no obligation to enter into an underwriting agreement or permit an underwritten offering unless a request therefore shall have been received from Holders of not less than 33% of the aggregate principal amount of Transfer Restricted Securities then outstanding;
and whether or not an underwriting agreement is entered into and whether or not the registration is an underwritten registration, the Company and the Guarantors shall:

          (A) upon request of any Holder in connection with any Shelf
     Registration Statement, furnish (or in the case of paragraphs (2) and (3), use their commercially reasonable efforts to cause to be furnished) to each
     Holder, upon the effectiveness of the Shelf Registration Statement:

          (1) a certificate, dated such date, signed on behalf of the Company and each Guarantor by (x) two senior officers and (y) a principal financial or accounting officer of the Company and such Guarantor, confirming, as of the date thereof, the matters set forth in Section 8(b) of the Purchase
     Agreement and such other similar matters as such Holders may reasonably request;

          (2) an opinion, dated the date of Consummation of the Exchange Offer or the date of effectiveness of the Shelf Registration Statement, as the case may be, of counsel for the Company and the Guarantors covering such matters as are covered by the opinion

                                       14

     set forth in Section 8(a)(i) of the Purchase Agreement and such other matters as such Holder may reasonably request, and in any event including a representation to the effect that such counsel has participated in conferences with officers and other representatives of the Company and the
     Guarantors, representatives of the independent public accountants for the
     Company and the Guarantors and has considered the matters required to be stated therein and the statements contained therein, although such counsel has not independently verified the accuracy, completeness or fairness of such statements; and that such counsel advises that, on the basis of the foregoing, no facts came to such counsel's attention that caused such counsel to believe that the applicable Registration Statement, at the time such Registration Statement or any post-effective amendment thereto became effective and, in the case of the Exchange Offer Registration Statement, as of the date of Consummation of the Exchange Offer, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, or that the Prospectus contained in such Registration Statement as of its date and, in the case of the opinion dated the date of
     Consummation of the Exchange Offer, as of the date of Consummation, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.
     Without limiting the foregoing, such counsel may state further that such counsel assumes no responsibility for, and has not independently verified, the accuracy, completeness or fairness of the financial statements, notes and schedules and other financial data included in any Registration
     Statement contemplated by this Agreement or the related Prospectus; and

          (3) customary comfort letters, dated as of the date of effectiveness of the Shelf Registration Statement, from the Company's independent accountants and any other independent accountants that have rendered opinions with respect to financial statements included in, or incorporated by reference in, such Shelf Registration Statement, in each case, in the customary form and covering matters of the type customarily covered in comfort letters to underwriters in connection with underwritten offerings, and affirming the matters set forth in the comfort letters delivered pursuant to Section 8(d) of the Purchase Agreement; and

          (B) deliver such other documents and certificates as may be reasonably requested by the selling Holders to evidence compliance with the matters covered in clause (A) above and with any customary conditions contained in any agreement entered into by the Company and the Guarantors pursuant to this clause (ix);

               (x) prior to any public offering of Transfer Restricted
Securities, cooperate with the selling Holders and their counsel in connection with the registration and qualification of the Transfer Restricted Securities under the securities or Blue Sky laws of such jurisdictions as the selling
Holders may request and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Transfer
Restricted Securities covered by the applicable Registration Statement;
provided, however, that neither the

                                       15

Company nor any Guarantor shall be required to register or qualify as a foreign corporation where it is not now so qualified or to take any action that would subject it to the service of process in suits or to taxation, other than as to matters and transactions relating to the Registration Statement, in any jurisdiction where it is not now so subject; and

               (xi) provide promptly to each Holder, upon written request, each document filed with the Commission pursuant to the requirements of Section 13 or
Section 15(d) of the Exchange Act.

          (e) Restrictions on Holders. Each Holder's acquisition of a Transfer
Restricted Security constitutes such Holder's agreement that, upon receipt of the notice referred to in Section 6(d)(i)(C) or any notice from the Company of the existence of any fact of the kind described in Section 6(d)(i)(D) hereof (in each case, a "SUSPENSION NOTICE"), such Holder will forthwith discontinue disposition of Transfer Restricted Securities pursuant to the applicable
Registration Statement until (i) such Holder has received copies of the supplemented or amended Prospectus contemplated by Section 6(d)(ii) hereof, or
(ii) such Holder is advised in writing by the Company that the use of the
Prospectus may be resumed, and has received copies of any additional or supplemental filings that are incorporated by reference in the Prospectus (in each case, the "RECOMMENCEMENT DATE"). Each Holder receiving a Suspension Notice shall be required to either (I) destroy any Prospectuses, other than permanent file copies, then in such Holder's possession that have been replaced by the
Company with a more recently dated Prospectus or (II) deliver to the Company (at the Company's expense) all copies, other than permanent file copies, then in such Holder's possession of the Prospectuses covering such Transfer Restricted
Securities that was current at the time of receipt of the Suspension Notice. The time period regarding the effectiveness of such Registration Statement set forth in Section 3 or 4 hereof, as applicable, shall be extended by a number of days equal to the number of days in the period from and including the date of delivery of the Suspension Notice to the date of delivery of the Recommencement
Date.

SECTION 7. REGISTRATION EXPENSES

          (a) All expenses incident to the Company's and the Guarantors'
performance of or compliance with this Agreement will be borne by the Company, regardless of whether a Registration Statement becomes effective, including without limitation: (i) all registration and filing fees and expenses; (ii) all fees and expenses of compliance with federal securities and state Blue Sky or securities laws; (iii) all expenses of printing (including certificates for the
Exchange Notes to be issued in the Exchange Offer and printing of Prospectuses), messenger and delivery services and telephone; (iv) all reasonable fees and disbursements of counsel for the Company, the Guarantors and one counsel for the
Holders of Transfer Restricted Securities (which shall be Milbank, Tweed, Hadley
& McCloy LLP or such other counsel as may be selected by a majority of such
Holders); (v) all application and filing fees in connection with listing the
Exchange Notes on a national securities exchange or automated quotation system pursuant to the requirements hereof; and (vi) all fees and disbursements of independent certified public accountants of the

                                       16

Company and the Guarantors (including the expenses of any special audit and comfort letters required by or incident to such performance).

          The Company will, in any event, bear its and the Guarantors' internal expenses (including, without limitation, all salaries and expenses of its officers and employees performing legal or accounting duties), the expenses of any annual audit and the fees and expenses of any Person, including special experts, retained by the Company or the Guarantors.

          (b) In connection with any Registration Statement required by this
Agreement (including, without limitation, the Exchange Offer Registration
Statement and the Shelf Registration Statement), the Company and the Guarantors
will reimburse the Initial Purchaser and the Holders of Transfer Restricted
Securities who are tendering Notes in the Exchange Offer and/or selling or reselling Notes or Exchange Notes pursuant to the "Plan of Distribution"
contained in the Exchange Offer Registration Statement or the Shelf Registration
Statement, as applicable, for the reasonable fees and disbursements of not more than one counsel (who shall be Milbank, Tweed, Hadley & McCloy LLP unless another firm shall be chosen by the Holders of a majority in principal amount of the Transfer Restricted Securities for whose benefit such Registration Statement is being prepared).

SECTION 8. INDEMNIFICATION

          (a) The Company and the Guarantors agree, jointly and severally, to indemnify and hold harmless each Holder, its directors, officers and each
Person, if any, who controls such Holder (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act), to the fullest extent lawful from and against any and all losses, claims, damages, liabilities or judgments
(including without limitation, any reasonable legal or other expenses incurred in connection with investigating or defending any matter, including any action that could give rise to any such losses, claims, damages, liabilities or judgments) caused by any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement, preliminary prospectus or
Prospectus (or any amendment or supplement thereto) provided by the Company to any Holder or any prospective purchaser of Exchange Notes or registered Notes, or caused by any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages, liabilities or judgments are caused by an untrue statement or omission or alleged untrue statement or omission that is based upon information relating to any of the
Holders furnished in writing to the Company by any of the Holders; provided, that with respect to any such untrue statement or omission or alleged untrue statement or omission in or from any preliminary Prospectus, the indemnity agreement contained in this paragraph shall not inure to the benefit of any
Holder from whom the Person asserting any such loss, claim, damage, liability or judgment received Notes or Exchange Notes to the extent that any such loss, claim damage, liability or judgment of or with respect to such Holder results from the fact that both (i) a copy of the final Prospectus was not sent or given to such Person at or prior to the written confirmation of the sale of such Notes or Exchange Notes to such Person and (ii) the untrue statement or omission or alleged untrue statement or omission in or from such preliminary Prospectus was corrected in the

                                       17

final Prospectus unless, in either case, such failure to deliver the final
Prospectus was a result of the non-compliance by the Company or the Guarantors with the provision of Section 6 hereof.

          (b) By its acquisition of Transfer Restricted Securities, each Holder of Transfer Restricted Securities agrees, severally and not jointly, to indemnify and hold harmless the Company and the Guarantors, and their respective directors and officers, and each person, if any, who controls (within the meaning of Section 15 of the Act or Section 20 of the Exchange Act) the Company
or the Guarantors to the same extent as the foregoing indemnity from the Company and the Guarantors set forth in Section 8(a) hereof, but only with reference to information relating to such Holder furnished in writing to the Company by such
Holder expressly for use in any Registration Statement or in any amendment or supplement thereto. In no event shall any Holder, its directors, officers or any
Person who controls such Holder be liable or responsible for any amount in excess of the amount by which the total amount received by such Holder with respect to its sale of Transfer Restricted Securities pursuant to a Registration
Statement exceeds (i) the amount paid by such Holder for such Transfer
Restricted Securities and (ii) the amount of any damages that such Holder, its directors, officers or any Person who controls such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission.

          (c) In case any action shall be commenced involving any Person in respect of which indemnity may be sought pursuant to Section 8(a) or (b) hereof
(the "INDEMNIFIED PARTY") the indemnified party shall promptly notify the Person against whom such indemnity may be sought (the "INDEMNIFYING PERSON") in writing and the indemnifying party shall assume the defense of such action, including the employment of counsel reasonably satisfactory to the indemnified party and the payment of all fees and expenses of such counsel, as incurred (except that in the case of any action in respect of which indemnity may be sought pursuant to both Sections 8(a) and (b) hereof, a Holder shall not be required to assume the defense of such action pursuant to this Section 8(c), but may employ separate counsel and participate in the defense thereof, but the fees and expenses of such counsel, except as provided below, shall be at the expense of the Holder). Any indemnified party shall have the right to employ separate counsel in any such action and participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of the indemnified party unless (i) the employment of such counsel shall have been specifically authorized in writing by the indemnifying party, (ii) the indemnifying party shall have failed to assume the defense of such action or employ counsel reasonably satisfactory to the indemnified party or (iii) the named parties to any such action (including any impleaded parties) include both the indemnified party and the indemnifying party, and the indemnified party shall have been advised by such counsel that there may be one or more legal defenses available to it which are different from or additional to those available to the indemnifying party (in which case the indemnifying party shall not have the right to assume the defense of such action on behalf of the indemnified party).
In any such case, the indemnifying party shall not, in connection with any one action or separate but substantially similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances, be liable for the fees and expenses of more than one separate firm of attorneys (in addition to any local counsel) for all indemnified parties and all such fees and expenses shall be reimbursed as

                                       18

they are incurred. Such firm shall be designated in writing by a majority of the
Holders, in the case of the parties indemnified, pursuant to Section 8(a)
hereof, and by the Company and the Guarantors, in the case of parties indemnified, pursuant to Section 8(b) hereof. The indemnifying party shall indemnify and hold harmless the indemnified party from and against any and all losses, claims, damages, liabilities and judgments by reason of any settlement of any action (A) effected with its written consent or (B) effected without its written consent if the settlement is entered into more than 20 business days after the indemnifying party shall have received a request from the indemnified party for reimbursement for the fees and expenses of counsel (in any case where such fees and expenses are at the expense of the indemnifying party) and, prior to the date of such settlement, the indemnifying party shall have failed to comply with such reimbursement request. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement or compromise of, or consent to the entry of judgment with respect to, any pending or threatened action in respect of which the indemnified party is or could have been a party and indemnity or contribution may be or could have been sought hereunder by the indemnified party, unless such settlement, compromise or judgment (I) includes an unconditional release of the indemnified party from all liability on claims that are or could have been the subject matter of such action and (II) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of the indemnified party.

          (d) To the extent that the indemnification provided for in this
Section 8 is unavailable to an indemnified party in respect of any losses, claims, damages, liabilities or judgments referred to therein, then each indemnifying party, in lieu of indemnifying such indemnified party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages, liabilities or judgments (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Guarantors on the one hand, and the Holders, on the other hand, from their initial sale of Transfer Restricted Securities (or in the case of Exchange Notes that are Transfer Restricted Securities, the sale of the Notes for which such
Exchange Notes were exchanged) or (ii) if the allocation provided by clause
8(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in such clause
8(d)(i) but also the relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, in connection with the statements or omissions which resulted in such losses, claims, damages, liabilities or judgments, as well as any other relevant equitable considerations. The relative fault of the Company and the Guarantors, on the one hand, and of the Holder, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or such Guarantor, on the one hand, or by the Holder, on the other hand, and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The amount paid or payable by a party as a result of the losses, claims, damages, liabilities and judgments referred to above shall be deemed to include, subject to the limitations set forth in Section 8(c) hereof, any legal or other fees or expenses reasonably incurred by such party in connection with investigating or defending any action or claim.

                                       19

          The Company, the Guarantors and, by its acquisition of Transfer
Restricted Securities, each Holder agree that it would not be just and equitable if contribution pursuant to this Section 8(d) were determined by pro rata allocation (even if the Holders were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an indemnified party as a result of the losses, claims, damages, liabilities or judgments referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any matter, including any action that could have given rise to such losses, claims, damages, liabilities or judgments. Notwithstanding the provisions of this Section 8, no Holder, its directors, its officers or any Person, if any, who controls such Holder shall be required to contribute, in the aggregate, any amount in excess of the amount by which the total received by such Holder with respect to the sale of Transfer
Restricted Securities pursuant to a Registration Statement exceeds (i) the amount paid by such Holder for such Transfer Restricted Securities and (ii) the amount of any damages which such Holder has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation. The Holders'
obligations to contribute pursuant to this Section 8(d) are several in proportion to the respective principal amount of Transfer Restricted Securities held by each Holder hereunder and not joint.

SECTION 9. RULE 144A AND RULE 144

          The Company and each Guarantor agrees with each Holder, for so long as any Transfer Restricted Securities remain outstanding and during any period in which the Company or such Guarantor (a) is not subject to Section 13 or 15(d) of the Exchange Act, to make available, upon request of any Holder or beneficial owner of Transfer Restricted Securities in connection with any sale thereof and any prospective purchaser of such Transfer Restricted Securities designated by such Holder or beneficial owner, the information required by Rule 144A(d)(4)
under the Act in order to permit resales of such Transfer Restricted Securities pursuant to Rule 144A, and (b) is subject to Section 13 or 15(d) of the Exchange
Act, to use its commercially reasonable efforts to make all filings required thereby in a timely manner in order to permit resales of such Transfer
Restricted Securities pursuant to Rule 144.

SECTION 10. FUTURE GUARANTEES

          If, prior to the Consummation of the Exchange Offer or prior to the effectiveness of the Shelf Registration Statement, as the case may be, any subsidiary of the Company executes a Guarantee in accordance with the terms and provisions of the Indenture, the Company shall cause such subsidiary to execute and deliver to the parties hereto a counterpart signature page to this Agreement and such subsidiary shall be bound by all the provisions of this Agreement as a
"Guarantor."

                                       20

SECTION 11. MISCELLANEOUS

          (a) Remedies. The Company and the Guarantors acknowledge and agree that monetary damages (including the liquidated damages contemplated by Section
5 hereof) would not be adequate compensation for any loss incurred by reason of a breach by the Company or the Guarantors of the provisions of this Agreement and the Company and the Guarantors hereby agree to waive the defense in any action for specific performance that a remedy at law would be adequate; provided that the liquidated damages contemplated by Section 5 hereof shall be the exclusive remedy for any such breach of Section 3 or 4 of this Agreement.

          (b) No Inconsistent Agreements. The Company and the Guarantors will not, on or after the date of this Agreement, enter into any agreement with respect to their respective securities that is inconsistent with the rights granted to the Holders in this Agreement or otherwise conflicts with the provisions hereof. The Company and the Guarantors have not previously entered into any agreement granting any registration rights with respect to their respective securities to any Person that would require such securities to be included in any Registration Statement filed hereunder. The rights granted to the Holders hereunder do not in any way conflict with and are not inconsistent with the rights granted to the holders of the Company's and the Guarantors'
securities under any agreement in effect on the date hereof.

          (c) Amendments and Waivers. The provisions of this Agreement may not be amended, modified or supplemented, and waivers or consents to or departures from the provisions hereof may not be given unless (i) in the case of Section 5 hereof and this Section 11 (c)(i), the Company has obtained the written consent of Holders of all outstanding Transfer Restricted Securities and (ii) in the case of all other provisions hereof, the Company has obtained the written consent of Holders of a majority of the outstanding principal amount of Transfer
Restricted Securities (excluding Transfer Restricted Securities held by the
Company or its Affiliates). Notwithstanding the foregoing, a waiver of or consent to departure from the provisions hereof that relates exclusively to the rights of Holders whose Transfer Restricted Securities are being tendered pursuant to the Exchange Offer, and that does not affect directly or indirectly the rights of other Holders whose Transfer Restricted Securities are not being tendered pursuant to such Exchange Offer, may be given by the Holders of a majority of the outstanding principal amount of Transfer Restricted Securities subject to such Exchange Offer.

          (d) Third Party Beneficiary. The Holders shall be third party beneficiaries to the agreements made hereunder between the Company and the
Guarantors, on the one band, and the Initial Purchaser, on the other hand, and shall have the right to enforce such agreements directly to the extent they may deem such enforcement necessary or advisable to protect their rights hereunder.

                                       21

          (e) Notices. All notices and other communications provided for or permitted hereunder shall be made in writing by hand-delivery, first-class mail
(registered or certified, return receipt requested), telecopier, or air courier guaranteeing overnight delivery:

               (i) if to a Holder, at the address set forth on the records of the Registrar under the Indenture, with a copy to the Registrar under the
Indenture; and

               (ii) if to the Company or any of the Guarantors:
                    Ormat Funding Corp.
                    980 Greg Street
                    Sparks, Nevada 89431
                    Attention: President
                    Facsimile: (775) 356-9039

          All such notices and communications shall be deemed to have been duly given at the time delivered by hand; when receipt is acknowledged, if telecopied; and on the next business day, if timely delivered to an air courier guaranteeing overnight delivery.

          Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee at the address specified in the Indenture.

          (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders; provided that nothing herein shall be deemed to permit any assignment, transfer or other disposition of Transfer Restricted Securities in violation of the terms hereof or of the Purchase Agreement or the Indenture. If any transferee of any Holder shall acquire Transfer Restricted Securities in any manner, whether by operation of law or otherwise, such Transfer Restricted
Securities shall be held subject to all of the terms of this Agreement, and by taking and holding such Transfer Restricted Securities such Person shall be conclusively deemed to have agreed to be bound by and to perform all of the terms and provisions of this Agreement, including the restrictions on resale set forth in this Agreement and, if applicable, the Purchase Agreement, and such
Person shall be entitled to receive the benefits hereof.

          (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

          (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                                       22

          (i) Governing Law. THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED
IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

          (j) Severability. In the event that any one or more of the provisions contained herein, or the application thereof in any circumstance, is held invalid, illegal or unenforceable, the validity, legality and enforceability of any such provision in every other respect and of the remaining provisions contained herein shall not be affected or impaired thereby.

          (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement and intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, warranties or undertakings, other than those set forth or referred to herein with respect to the registration rights granted with respect to the Transfer
Restricted Securities. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

                                       23

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

                                        Ormat Funding Corp.

                                        By: /s/ Yehudit Bronicki
                                            ------------------------------------
                                            Name: Yehudit Bronicki
                                            Title: President and Secretary

                                        Brady Power Partners,

                                        By: ORNI 1 LLC,
                                            a Delaware limited liability company
                                            Its: General Partner

                                            By: ORMAT FUNDING CORP.,
                                                a Delaware corporation
                                                Its: Sole Member and Manager

                                        By: /s/ Yehudit Bronicki
                                            ------------------------------------
                                            Name: Yehudit Bronicki
                                            Title: President and Secretary

                                        Steamboat Geothermal LLC,

                                        By: ORNI 7 LLC,
                                            a Delaware limited liability company
                                            Its: General Partner

                                            By: ORMAT FUNDING CORP.,
                                                a Delaware corporation
                                                Its: Sole Member and Manager

                                        By: /s/ Yehudit Bronicki
                                            ------------------------------------
                                            Name: Yehudit Bronicki
                                            Title: President and Secretary

                                       24

                                        Steamboat Development Corp.

                                        By: /s/ Yehudit Bronicki
                                            ------------------------------------
                                            Name: Yehudit Bronicki
                                            Title: President and Secretary

                                        OrMammoth Inc.

                                        By: /s/ Yehudit Bronicki
                                            ------------------------------------
                                            Name: Yehudit Bronicki
                                            Title: President and Secretary

                                        ORNI 1 LLC

                                        By: ORMAT FUNDING CORP.,
                                            a Delaware corporation
                                            Its: Sole Member and Manager

                                        By: /s/ Yehudit Bronicki
                                            ------------------------------------
                                            Name: Yehudit Bronicki
                                            Title: President and Secretary

                                        ORNI 2 LLC

                                        By: ORMAT FUNDING CORP.,
                                            a Delaware corporation
                                            Its: Sole Member and Manager

                                        By: /s/ Yehudit Bronicki
                                            ------------------------------------
                                            Name: Yehudit Bronicki
                                            Title: President and Secretary

                                       25

                                        ORNI 7 LLC

                                        By: ORMAT FUNDING CORP.,
                                            a Delaware corporation
                                            Its: Sole Member and Manager

                                        By: /s/ Yehudit Bronicki
                                            ------------------------------------
                                            Name: Yehudit Bronicki
                                            Title: President and Secretary

                                       26

LEHMAN BROTHERS INC.

By: /s/ John Veech
    ---------------------------------
Name: John Veech
Title: Managing Director

                                       27

                                   SCHEDULE A

Guarantors

Brady Power Partners
Steamboat Geothermal LLC
Steamboat Development Corp.
OrMammoth, Inc.
ORNI 1 LLC
ORNI 2 LLC
ORNI 7 LLC

                                       28